SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement    [   ]   Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by rule 14a-6(e)(2))

[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            WERNER ENTERPRISES, INC.
                 (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
[   ]  $500 per each party to the controversy pursuant to the Exchange Act Rule
         14a-6(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:
              ________________________________________________________________
          (2) Aggregate number of securities to which transaction applies:
              ________________________________________________________________
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              ________________________________________________________________
          (4) Proposed maximum aggregate value of transaction:
              ________________________________________________________________
          (5) Total fee paid:
              ________________________________________________________________

[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:
              ________________________________________________________________
          (2) Form, Schedule or Registration Statement No.:
              ________________________________________________________________
          (3) Filing Party:
              ________________________________________________________________
          (4) Date Filed:
              ________________________________________________________________

                         [LOGO OF WERNER ENTERPRISES]

                             Post Office Box 37308
                             Omaha, Nebraska 68137

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1996

                             ---------------------

Dear Stockholders:

  It is a pleasure to invite you to the 1996 Annual Meeting of Stockholders of Werner Enterprises, Inc. (the "Company") to be held at the Peter Kiewit Conference Center, 1313 Farnam Street, Omaha, Nebraska, on Tuesday, May 14, 1996, at 10:00 a.m. for the following purposes:

  1. To elect directors to serve until the end of their term or until their successors are elected and qualified.

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on March 26, 1996 will be entitled to vote at the meeting or any adjournment thereof.

  At the meeting Clarence L. Werner and members of the Company's management team will discuss the Company's results of operations and business plans. Members of the Board of Directors and the Company's management will be present to answer your questions.

  A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1995 is enclosed.

  As stockholders, we encourage you to attend the meeting in person. Whether or not you plan to attend the meeting, we ask you to sign, date, and mail the enclosed proxy as promptly as possible in order to make sure that your shares will be voted in accordance with your wishes at the meeting in the event that you are unable to attend. A self-addressed, postage-paid return envelope is enclosed for your convenience. If you attend the meeting, you may vote by proxy or you may revoke your proxy and cast your vote in person.

                                          By Order of the Board of Directors

                                          /s/ John J. Steele
                                          John J. Steele
                                          Vice President - Controller and
                                           Secretary

Omaha, Nebraska
April 2, 1996

                           WERNER ENTERPRISES, INC.
                             POST OFFICE BOX 37308
                             OMAHA, NEBRASKA 68137

                             ---------------------

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 14, 1996

                             ---------------------

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Stockholders of Werner Enterprises, Inc. (the Company) to be held on Tuesday, May 14, 1996, at 10:00 a.m. local time, at the Peter Kiewit Conference Center, 1313 Farnam Street, Omaha, Nebraska, and at any adjournments thereof. The meeting will be held for the purposes set forth in the notice of such meeting on the cover page hereof. The Proxy Statement, Form of Proxy and Annual Report to Stockholders are being mailed by the Company on or about April 2, 1996. A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K (EXCLUSIVE OF EXHIBITS) MAY BE OBTAINED WITHOUT CHARGE BY WRITING THE SECRETARY OF THE COMPANY AT THE ABOVE MAILING ADDRESS.

  A Form of Proxy for use at the Annual Meeting of Stockholders is enclosed together with a self-addressed, postage-paid return envelope. Any stockholder who executes and delivers a proxy has the right to revoke it at any time prior to its use at the Annual Meeting. Revocation of a proxy may be effected by filing a written statement with the Secretary of the Company revoking the proxy, by executing and delivering to the Company a subsequent proxy before the meeting, or by voting in person at the meeting. A proxy, when executed and not revoked, will be voted in accordance with the authorization contained therein. Unless a stockholder specifies otherwise on the Form of Proxy, all shares represented will be voted for the election of all nominees for director.

  The cost of soliciting proxies, including the preparation, assembly and mailing of material, will be paid by the Company. Directors, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal contact, for which they will not receive any additional compensation in respect of such solicitations. The Company will reimburse brokerage firms and others for all reasonable expenses for forwarding proxy material to beneficial owners of the Company's stock.

  As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are kept private by the Company. Such documents are available for examination only by certain representatives associated with processing proxy cards and tabulating the vote. The vote of any stockholder is not disclosed, except as may be necessary to meet legal requirements.

                      OUTSTANDING STOCK AND VOTING RIGHTS

  On March 26, 1996, the Company had 25,192,253 shares of its $.01 par value common stock outstanding. At the meeting, each stockholder will be entitled to one vote, in person or by proxy, for each share of stock owned of record at the close of business on March 26, 1996. The stock transfer books of the Company will not be closed.

  With respect to the election of directors, stockholders of the Company, or their proxy if one is appointed, have cumulative voting rights under the laws of the State of Nebraska. That is, stockholders, or their proxy, may vote their shares for as many directors as are to be elected, or may cumulate such shares and give one nominee as many votes as the number of directors to be elected multiplied by the number of their shares, or may distribute votes on the same principle among as many nominees as they may desire. If a stockholder desires to vote cumulatively, he or she must vote in person or give his or her specific cumulative voting instructions to the designated proxy that the number of votes represented by his or her shares are to be cast for one or more designated nominees. A stockholder may also withhold authority to vote for any nominee (or nominees) by striking through the name (or names) of such nominees on the accompanying Form of Proxy. Assuming the presence of a quorum, an affirmative vote of the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy at the 1996 Annual Meeting of Stockholders, is required for the election of Directors.

  If an executed proxy is returned and the stockholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

  On the date of mailing this Proxy Statement, the Board of Directors has no knowledge of any other matter which will come before the Annual Meeting other than the matters described herein. However, if any such matter is properly presented at the meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.

                           ELECTION OF DIRECTORS AND
                        INFORMATION REGARDING DIRECTORS

  The Articles of Incorporation of the Company provide that there shall be up to three separate classes of directors, each consisting of not less than three directors, and as nearly equal in number as possible. The Bylaws of the Company divide the Board of Directors into three classes each consisting of three directors. The term of office of the directors in the second class expires at the 1996 Annual Meeting of Stockholders. The term of office of the directors in the third class will expire at the 1997 Annual Meeting of Stockholders. Beginning with the 1995 Annual Meeting of Stockholders and at each annual meeting thereafter, directors of the class then being elected hold office for a term of three years. The term of office of the directors in the first class, who were elected at the 1995 Annual Meeting, will therefore expire at the 1998 Annual Meeting of Stockholders. Each of the Class II directors, whose terms will expire at the 1996 Annual Meeting, has been nominated for re-election at the meeting for terms expiring at the 1999 Annual Meeting and until their successors are duly elected and qualified:

                                   Class II
                              Term Expiring 1999

                                Gary L. Werner
                              Martin F. Thompson
                               Gregory L. Werner

  Information concerning the names, ages, terms, positions with the Company and/or business experience of the Company's current directors is set forth below.

                                                                                   TERM
           NAME                 POSITION WITH COMPANY OR PRINCIPAL OCCUPATION      ENDS
           ----                 ---------------------------------------------      ----
Clarence L. Werner         Chairman of the Board and Chief Executive Officer(2)(3) 1997
Gary L. Werner             Vice Chairman and President                             1996
Curtis G. Werner           Executive Vice President and Chief Operating Officer(2) 1998
Irving B. Epstein          Partner of Epstein and Epstein, Law Offices(1)(2)(3)    1997
Martin F. Thompson         Retired President and Director of Cherry County         1996
                           Livestock Auction Co.(1)(2)(3)
Gerald H. Timmerman        President of Timmerman & Sons Feeding Co., Inc.(1)(3)   1998
Gail M. Werner-Robertson   President of GWR Financial, Inc. and GWR                1997
                           Investments, Inc.(1)
Gregory L. Werner          Executive Vice President                                1996
Donald W. Rogert           Chairman and President of Mallard Sand & Gravel Co.(1)  1998

- ---------------------
  (1)Serves on audit committee.
  (2)Serves on option committee.
  (3)Serves on executive compensation committee.

  Clarence L. Werner, 58, operated Werner Enterprises as a sole proprietorship from 1956 until its incorporation in September 1982. He has been a director of the Company since its incorporation and served as President until March 1984. Since 1984, he has been Chairman of the Board and Chief Executive Officer of the Company.

  Gary L. Werner, 38, has been a director of the Company since its incorporation. Mr. Werner was General Manager of the Company and its predecessor from 1980 to 1982. He served as Vice President from 1982 until March 1984, when he was named President and Chief Operating Officer of the Company. Mr. Werner was named Vice Chairman in September 1991. In September 1993, Mr. Werner also reassumed the duties of President.

  Curtis G. Werner, 31, began employment with the Company in 1985 and was promoted to Director of Safety in 1986. He was promoted to Vice President-Safety in 1987. Mr. Werner was promoted to Vice President in June 1990, a director in June 1991, Executive Vice President in September 1993, and Executive Vice President and Chief Operating Officer in September 1994.

  Irving B. Epstein, 68, was elected a director of the Company in April 1986. He has been engaged in the private practice of law since 1949 and was a partner from 1962 to 1989 in Epstein & Leahy, Omaha, Nebraska. In 1989, the firm of Epstein & Leahy merged into the law firm of Gross & Welch, a professional corporation. In 1991, Mr. Epstein joined the firm of Brodkey & Epstein as a partner. Mr. Epstein formed the firm of Epstein and Epstein in 1993. Mr. Epstein has been outside counsel to the Company and its predecessor since 1976.

  Martin F. Thompson, 75, was elected a director of the Company in September 1986. Mr. Thompson was President and a director of Cherry County Livestock Auction Co., Valentine, Nebraska, from February 1982 through August 1992 and is currently retired. From 1955 to 1982, he was President and principal stockholder of Chip Carriers, Inc., Omaha, Nebraska, a contract carrier. He also owned and operated Thompson Truck Transportation, Inc., Arlington, Texas, a common carrier from 1977 to 1982.

  Gerald H. Timmerman, 56, was elected a director of the Company in June 1988. Mr. Timmerman has been President since 1970 of Timmerman & Sons Feeding Co., Inc., Springfield, Nebraska, which is a cattle feeding and ranching partnership with operations in three midwestern states.

  Gail M. Werner-Robertson, 33, was elected a director of the Company in June 1992. She has been President of GWR Financial, Inc. and GWR Investments, Inc., financial services companies, since 1989. She is also the principal attorney of GWR Law Associates, a professional corporation. From 1977 until 1989, Ms. Werner-Robertson worked in various capacities at Werner Enterprises including Director of Administration from 1986 to 1989.

  Gregory L. Werner, 36, was elected a director of the Company in June 1994. He has been a Vice President of the Company since 1984 and was Treasurer from 1982 until 1986. He was promoted to Executive Vice President in March 1996. Mr. Werner has directed revenue equipment maintenance for the Company and its predecessor since 1981. He also assumed responsibility for the Company's Management Information Systems in 1993.

  Donald W. Rogert, 68, was elected a director of the Company in June 1994. He founded Mallard Sand and Gravel Co. in August 1993 and has been Chairman of the Board and President since that time. In 1965, Mr. Rogert founded Hartford Sand and Gravel Co. and served as Chairman of the Board and President from 1981 to 1988. From 1988 to August 1993, Mr. Rogert attended to various personal investments.

  Gary L. Werner, Gregory L. Werner and Curtis G. Werner are sons of Clarence
L. Werner and Gail M. Werner-Robertson is the daughter of Clarence L. Werner.

  The Board of Directors knows of no reason why any of the persons nominated to be directors might be unable to serve if elected and each nominee has expressed an intention to serve if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS AND COMMITTEES
  The Company has established audit, option and executive compensation committees. The audit committee discusses the annual audit and resulting letter of comments to management, consults with the auditors and management regarding the adequacy of internal controls, directs management and the auditors for internal audits, and recommends to the Board the appointment of independent auditors for the next year. The option committee administers the Company's Stock Option Plan. It has the authority to determine the recipients of options and stock appreciation rights, the number of shares subject to such options and the corresponding stock appreciation rights, the date on which these options and stock appreciation rights are to be granted and are exercisable, whether or not such options and stock appreciation rights may be exercisable in installments, and any other terms of the options and stock appreciation rights consistent with the terms of the plan. The executive compensation committee reviews and makes recommendations to the Board of Directors with respect to the compensation of executives. The Company does not have a standing nominating committee. Functions normally attributable to a committee of this type are performed by the Board of Directors as a whole.

  The Board of Directors held four (4) meetings and acted by unanimous written consent one (1) time during the year ended December 31, 1995. There were four
(4) meetings of the audit committee, one (1) meeting of the executive compensation committee and one (1) meeting of the option committee during that period. Each director participated in 75% or more of the Board meetings, and all committee members participated in 75% or more of their respective committee meetings.

  Directors who are not full-time employees of the Company receive a fee of $2,000 for each meeting of the Board of Directors and for each committee meeting if not held on a day on which a meeting of the Board of Directors is held.

  GWR Law Associates, P.C. and GWR Financial, Inc., companies owned by Gail M. Werner-Robertson, earned fees of $64,068 for professional services provided to the Company and related expense reimbursements during 1995.

EXECUTIVE OFFICERS

  The following table sets forth the executive officers of the Company and the capacities in which they serve.

        NAME          AGE            CAPACITIES IN WHICH THEY SERVE
        ----          ---            ------------------------------
Clarence L. Werner    58  Chairman of the Board and Chief Executive Officer
Gary L. Werner        38  Vice Chairman and President
Curtis G. Werner      31  Executive Vice President and Chief Operating Officer
Gregory L. Werner     36  Executive Vice President
Robert E. Synowicki,
 Jr.                  37  Executive Vice President and Chief Financial Officer
Alan D. Adams         58  Vice President--Operations
Richard S. Reiser     49  Vice President and General Counsel
Mark A. Martin        34  Vice President--Van Division
Duane D. Henn         58  Vice President--Safety
Larry P. Williams     50  Vice President--Logistics
John J. Steele        38  Vice President--Controller and Secretary

  See "ELECTION OF DIRECTORS AND INFORMATION REGARDING DIRECTORS" for information regarding the business experience of Clarence L. Werner, Gary L. Werner, Curtis G. Werner, and Gregory L. Werner.

  Robert E. Synowicki, Jr. joined the Company in 1987 as a tax and finance manager. He was appointed Treasurer in 1989, became Vice President, Treasurer and Chief Financial Officer in September 1991, and was promoted to Executive Vice President and Chief Financial Officer in March 1996. Mr. Synowicki is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1983 until his employment with the Company.

  Alan D. Adams joined the Company in 1983 as Marketing Director and was promoted to Director of Operations in 1986. In December 1987, he was named Vice President--Operations. Prior to joining the Company, Mr. Adams was General Manager of Larson Trucks, Inc. in Bloomington, Minnesota.

  Richard S. Reiser joined the Company as Vice President and General Counsel in February 1993. Mr. Reiser was a partner in the Omaha office of the law firm of Nelson and Harding from 1975 to January 1984. From January 1984 until his employment with the Company, he was engaged in the private practice of law as a principal and director of Gross & Welch, a professional corporation, Omaha, Nebraska.

  Mark A. Martin joined the Company in 1989 as an Account Executive. He was promoted to Regional Marketing Director in 1991. In December 1993, he was named Vice President--Van Division. Prior to joining the Company, Mr. Martin was employed as a marketing representative for the Burlington Motor Carrier Group in Daleville, Indiana.

  Duane D. Henn joined the Company in June 1985 as a Driver Recruiter. He was named National Director of Driver Recruiting in 1986. In June 1988 he was promoted to Director of Safety, and in May 1994 was named Vice President-- Safety. Prior to joining the Company, Mr. Henn spent 20 years in State and County Law Enforcement and 6 years in the Court System.

  Larry P. Williams joined the Company in 1988 as an Account Executive. In December 1991, he was promoted to Director of Regional Fleets. He was named Vice President--Logistics in October 1994. Prior to joining the Company, Mr. Williams held various management positions with United Parcel Service.

  John J. Steele joined the Company in 1989 as Controller. He was elected Secretary in June 1992 and Vice President--Controller and Secretary in December 1994. Mr. Steele is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1979 until his employment with the Company.

  Under the Company's bylaws, each executive officer holds office for a term of one year or until his successor is elected and qualified. The executive officers of the Company are elected by the Board of Directors at its Annual Meeting immediately following the Annual Meeting of Stockholders.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 1995, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

                       SECURITY OWNERSHIP OF DIRECTORS,
                 EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

  The authorized common stock of the Company consists of 60,000,000 shares, $.01 par value.

  The following table sets forth certain information as of March 15, 1996, with respect to the beneficial ownership of the Company's common stock by each director and each nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock, and by all executive officers and directors as a group. On March 15, 1996, the Company had 25,191,916 shares of common stock outstanding.

                                                                 BENEFICIAL
                                                                 OWNERSHIP
                                                             ------------------
                     NAME OF BENEFICIAL OWNER                  SHARES   PERCENT
                     ------------------------                ---------- -------
      Clarence L. Werner....................................  7,210,100  28.6%
      Gary L. Werner(1).....................................  1,061,080   4.2%
      Curtis G. Werner......................................  1,069,990   4.2%
      Robert E. Synowicki, Jr.(2)...........................     14,756     *
      Irving B. Epstein.....................................      1,600     *
      Martin F. Thompson....................................      2,500     *
      Gerald H. Timmerman...................................      4,000     *
      Gail M. Werner-Robertson..............................    925,740   3.7%
      Gregory L. Werner.....................................  1,048,340   4.2%
      Donald W. Rogert......................................      1,000     *
      Wellington Management Company(3)......................  2,426,082   9.6%
      The Capital Group Companies, Inc.(4)..................  1,958,000   7.8%
      All executive officers and directors as a group (16
       persons)(5).......................................... 11,385,506  44.7%

- ---------------------
*Indicates less than 1%.
(1) Includes options to purchase 245,000 shares which are exercisable as of March 15, 1996.
(2) Includes options to purchase 14,000 shares which are exercisable as of March 15, 1996 or which become exercisable 60 days thereafter.
(3) Based on Schedule 13G as of December 31, 1995 as filed with the Securities and Exchange Commission by Wellington Management Company, 75 State Street, Boston, Massachusetts 02109. Wellington Management Company claims shared voting power with respect to 1,740,022 shares, shared dispositive power with respect to 2,426,082 shares, and no sole voting or dispositive power with respect to any of these shares.
(4) Based on Schedule 13G as of December 29, 1995 as filed with the Securities and Exchange Commission by The Capital Group Companies, Inc., 333 South Hope Street, Los Angeles, California 90071. The Capital Group Companies, Inc. claims sole voting power with respect to 528,000 shares, sole dispositive power with respect to 1,958,000 shares, and no shared voting or dispositive power with respect to any shares.
(5) Includes options to purchase 302,800 shares which are exercisable as of March 15, 1996 or which become exercisable 60 days thereafter. Percentage determined on the basis of 25,494,716 shares of common stock outstanding.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table summarizes the compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at December 31, 1995, and one individual who retired as an executive officer of the Company during 1995, for services rendered in all capacities to the Company and its subsidiaries during the three fiscal years ended December 31, 1995.

                          SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                        COMPENSATION
                                               ANNUAL COMPENSATION         AWARDS
                                           ---------------------------- ------------
                                                                         SECURITIES   ALL
                                                           OTHER ANNUAL  UNDERLYING  OTHER
                                           SALARY   BONUS  COMPENSATION OPTIONS/SARS  COMP
NAME AND PRINCIPAL POSITION           YEAR   ($)     ($)      ($)(1)        (#)      ($)(2)
- ---------------------------           ---- ------- ------- ------------ ------------ ------
Clarence L. Werner                    1995 486,000 150,000   102,185           --       --
Chairman and Chief Executive Officer  1994 444,000 150,000        --           --       --
                                      1993 449,800 150,000    75,420           --       --

Gary L. Werner                        1995 203,866  50,000    13,558           --       --
Vice Chairman and President           1994 175,500  80,000        --           --       --
                                      1993 175,600  80,000    10,822           --       --

Curtis G. Werner                      1995 175,649  45,000    15,503           --       --
Executive Vice President and          1994 106,886  63,500        --           --       --
Chief Operating Officer               1993 106,986  63,000    11,438           --       --

Gregory L. Werner                     1995 138,200  45,000     9,813           --       --
Executive Vice President              1994  83,200  68,000        --           --       --
                                      1993  79,920  72,798     9,798           --       --

Robert E. Synowicki, Jr.              1995 129,038  50,000        --       15,000    3,573
Executive Vice President and          1994 105,000  55,000        --           --    3,115
Chief Financial Officer               1993  98,846  55,000        --       20,000    2,741

Wayne R. Childers(3)                  1995 145,767  56,651       867           --    3,975
Senior Vice President--Marketing      1994 151,163  55,000        --           --    4,043
                                      1993 135,456  55,000        --       20,000    3,419

- ---------------------
(1) Other annual compensation consists of amounts reimbursed during 1993 and 1995 for payment of taxes for Mr. Clarence L. Werner, Mr. Gary L. Werner, Mr. Curtis G. Werner, Mr. Gregory L. Werner, and Mr. Wayne R. Childers.
(2) All other compensation for 1995 reflects the Company's contribution to the individual 401(k) retirement savings plans of $3,660 and $3,265 and the Company's contribution to the employee stock purchase plans of $315 and $308 of Mr. Wayne R. Childers and Mr. Robert E. Synowicki, Jr., respectively.
(3) Mr. Wayne R. Childers retired from the Company on December 31, 1995.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                         --------------------------------------------------------------
                                                                           POTENTIAL
                                                                          REALIZABLE
                                                                           VALUE AT
                                                                        ASSUMED ANNUAL
                                                                        RATES OF STOCK
                          NUMBER OF                                          PRICE
                          SECURITIES   % OF TOTAL                        APPRECIATION
                          UNDERLYING  OPTIONS/SARS                        FOR OPTION
                         OPTIONS/SARS  GRANTED TO  EXERCISE                 TERM(2)
                           GRANTED    EMPLOYEES IN   PRICE   EXPIRATION ---------------
NAME                        (1)(#)    FISCAL YEAR  ($/SHARE)    DATE    5% ($)  10% ($)
- ----                     ------------ ------------ --------- ---------- ------- -------
Clarence L. Werner......        --        0.0%          --          --       --      --
Gary L. Werner..........        --        0.0%          --          --       --      --
Curtis G. Werner........        --        0.0%          --          --       --      --
Gregory L. Werner.......        --        0.0%          --          --       --      --
Robert E. Synowicki,
 Jr.....................    15,000        5.1%      $19.62    10/10/05  185,100 469,050
Wayne R. Childers(3)....        --        0.0%          --          --       --      --

- ---------------------
(1) Options become exercisable in installments of 25%, 20%, 20%, 20% and 15% after the expiration of 18, 30, 42, 54 and 66 months, respectively, from the date of grant.
(2) The potential realizable values assume 5% and 10% annual rates of stock price appreciation from the grant date based on the options being outstanding for ten years (expiration of option term). The actual realizable value of the options in this table depends upon the actual performance of the Company's stock during the actual period the options are outstanding.
(3) Mr. Wayne R. Childers retired from the Company on December 31, 1995.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                   NUMBER OF SECURITIES UNDERLYING  VALUE OF UNEXERCISED IN-THE-MONEY
                           SHARES                    UNEXERCISED OPTIONS/SARS AT      OPTIONS/SARS AT DECEMBER 31,
                         ACQUIRED ON                      DECEMBER 31, 1995                      1995(1)
                          EXERCISE      VALUE     --------------------------------- ---------------------------------
NAME                         (#)     REALIZED ($) EXERCISABLE (#) UNEXERCISABLE (#) EXERCISABLE ($) UNEXERCISABLE ($)
- ----                     ----------- ------------ --------------- ----------------- --------------- -----------------
Clarence L. Werner......       --           --             --              --                 --             --
Gary L. Werner..........       --           --        245,000              --          3,123,750             --
Curtis G. Werner........       --           --             --              --                 --             --
Gregory L. Werner.......       --           --             --              --                 --             --
Robert E. Synowicki,
 Jr.....................       --           --         10,000          30,000             56,875          9,450
Wayne R. Childers(2)....   20,000      267,500         15,000          15,000            136,250             --

- ---------------------
(1) Based on a $20.25 closing price per share of the Company's Common Stock on December 31, 1995.
(2) Mr. Wayne R. Childers retired from the Company on December 31, 1995.

                 BOARD EXECUTIVE COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  The Executive Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

  The Executive Compensation Committee annually reviews and approves the compensation for the Chairman and Chief Executive Officer ("CEO") of the Company. In turn, the Chairman and CEO reviews and recommends the compensation for the Vice Chairman and President. Compensation for other executive officers is reviewed and recommended by the Chairman and CEO and the Vice Chairman and President. The Executive Compensation Committee reviews and approves the total compensation for the executive officers of the Company, including the Chairman and CEO.

  As with all employees, compensation for the Company's executive officers, including Clarence L. Werner, Chairman and CEO, is based on individual performance and the Company's financial performance. The Company's financial performance is the result of the coordinated efforts of all employees, including executive officers, through teamwork focused on meeting the expectations of customers and stockholders. The Company strives to compensate its executive officers, including the Chairman and CEO, based upon the following key factors: (1) Salary levels of executives employed by competitors in the trucking industry and other regional and national companies, (2) Experience and pay history with the Company, (3) Retention of key executives of the Company, (4) Relationship of individual and Company financial performance to compensation increases.

  Base salaries and the annual bonus are determined based on the above factors. The annual bonus plan allows executive officers to earn additional compensation depending on individual and Company financial performance. Company financial performance is evaluated by reviewing such factors as the Company's operating ratio, earnings per share, revenue growth and size and performance relative to competitors in the trucking industry. Individual performance is evaluated by reviewing the individual's contribution to these financial performance goals as well as a review of quantitative and qualitative factors. Stock options are used as a long-term compensation incentive and are intended to retain and motivate executives and management personnel for the purpose of improving the Company's financial performance, which should, in turn, improve the Company's stock performance. Stock options are granted periodically to executives and management based on the individuals' performance and potential contribution. Stock options are granted with exercise prices equal to the prevailing market price of the Company's stock on the date of the grant. Therefore, options only have value if the market price of the Company's stock increases after the grant date.

  The Committee compared the total compensation package for Mr. Clarence L. Werner and the other top Werner executives to the total compensation packages of many of the Company's publicly-traded competitors in the truckload industry, as disclosed on each company's most recently available proxy statement. Comparisons were made on the basis of total compensation per tractor operated, total compensation as a percentage of net income and similar factors. Both the total compensation of the Company's CEO and the average total compensation of the Company's other executives disclosed in the summary compensation table were in the lower to middle of the range of compensation paid by many of the Company's publicly-traded competitors in the truckload industry. Mr. Clarence L. Werner did not participate in the decision regarding his compensation.

  The Executive Compensation Committee has determined it is unlikely that the Company would pay any amounts in the year ended December 1996 that would result in a loss of Federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly, has not recommended that any special actions be taken or that any plans or programs be revised at this time.

                                          Clarence L. Werner, Committee
                                           Chairman
                                          Irving B. Epstein
                                          Martin F. Thompson
                                          Gerald H. Timmerman

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Clarence L. Werner serves as Chairman of the Executive Compensation Committee and is also the Chairman and Chief Executive Officer of the Company.

  Mr. Epstein serves on the Executive Compensation Committee and is a partner in the law firm of Epstein and Epstein, which serves as outside counsel to the Company.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                       [PERFORMANCE GRAPH APPEARS HERE]

                           12/31/90 12/31/91 12/31/92 12/31/93 12/31/94 12/31/95
                           -------- -------- -------- -------- -------- --------
Werner Enterprises, Inc..    $100     $171     $271     $364     $285     $244
Standard & Poor's 500....    $100     $131     $141     $154     $157     $215
NASDAQ Trucking Group
 (SIC Code 42)...........    $100     $152     $188     $212     $200     $160

  Assuming the investment of $100 on December 31, 1990, and reinvestment of all dividends, the graph above compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Market Index and an index of other companies that are in the trucking industry (NASDAQ Trucking Group-- Standard Industrial Classification (SIC) Code 42) over the same period.

                             CERTAIN TRANSACTIONS

  The Company leases certain land from the Clarence L. Werner Revocable Trust (the Trust), a related party. Clarence L. Werner, Chairman of the Board and Chief Executive Officer, is the sole trustee of the Trust. The land and related improvements consist of lodging facilities and a sporting clay range and are used by the Company for business meetings and customer promotion. The 20 year lease, which began in 1994, does not require the Company to make rental payments to the Trust in exchange for use of the property. Either party may terminate the lease after 10 years by providing prior written notification of its intent to do so. The Company has made total leasehold improvements to the land of approximately $1.1 million, which were completed in 1995. The terms of the lease provide that, should the Trust exercise its right to terminate the lease after 10 years, the Trust will reimburse the Company for an amount equal to the original cost of the leasehold improvements, less accumulated depreciation calculated on a straight-line basis over the term of the lease (20 years).

  GWR Financial, Inc., a company owned by Gail M. Werner-Robertson, a director of the Company, earned commissions of $33,543 from the insurance carrier on the sale of certain term life and disability insurance to Company employees during 1995. See "Board of Directors and Committees" for additional transactions involving Ms. Werner-Robertson.

  Clarence L. Werner and Curtis G. Werner, directors and officers of the Company, and Timmerman & Sons Feeding Co., Inc., a company partially owned by Gerald H. Timmerman, a director of the Company, own limited partnership interests in and have made loans to Nebraska Beef, Ltd., a meatpacking company that began operations in September 1995. The Company provided freight and logistics services to Nebraska Beef, Ltd. which generated revenues of approximately $495,000 during 1995.

                              PUBLIC ACCOUNTANTS

  Arthur Andersen LLP has served as the independent public accountants of the Company since its incorporation in 1983. It is anticipated that the audit committee will recommend that the Board of Directors select Arthur Andersen LLP to serve as independent public accountants for the Company for the year ending December 31, 1996. Such selection will be made by the Board of Directors at its Annual Meeting which is scheduled to occur immediately following the 1996 Annual Meeting of Stockholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Secretary of the Company on or before December 4, 1996 to be eligible for inclusion in the Company's 1997 proxy materials. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

  Stockholder proposals submitted for presentation at the 1996 Annual Meeting must be received by the Secretary of the Company at its headquarters in Omaha, Nebraska no later than April 24, 1996. Such proposals must set forth (i) a brief description of the business desired to be brought before the Annual Meeting and the reason for conducting such business at the Annual Meeting,
(ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Company's Common Stock beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Nominations for directors may be submitted by stockholders by delivery of such nominations in writing to the Secretary of the Company by May 4, 1996. Only stockholders of record as of March 26, 1996 are entitled to bring business before the Annual Meeting or make nominations for directors.

                                OTHER BUSINESS

  Management of the Company knows of no business that will be presented for consideration at the Annual Meeting of Stockholders other than that described in the Proxy Statement. As to other business, if any, that may properly be brought before the meeting, it is intended that proxies solicited by the Board will be voted in accordance with the best judgment of the person voting the proxies.

  Stockholders are urged to complete, date, sign and return the proxy enclosed in the envelope provided. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

                                          By Order of the Board of Directors

                                          /s/ John J. Steele
                                          John J. Steele
                                          Vice President--Controller and
                                           Secretary

                         WERNER ENTERPRISES, INC.

                           Post Office Box 37308
                          Omaha, Nebraska  68137

                          _______________________

                               FORM OF PROXY

                          _______________________


      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 1996. The undersigned hereby appoints Clarence L. Werner as proxy, with the power to appoint his substitute and hereby authorizes him to represent and vote, as designated below, all the shares of common stock of Werner Enterprises, Inc., held of record by the undersigned as of March 26, 1996, at the Annual Meeting of Stockholders to be held on May 14, 1996, and any adjournments thereof.

1.   Election of Directors.
       (Check only one box below.  TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL
         NOMINEE, STRIKE THROUGH THE NAME OF THE NOMINEE.)
 __
|__| To vote for all the nominees listed below:

            Gary L. Werner
            Martin F. Thompson
            Gregory L. Werner

     or
 __
|__| To withhold authority to vote for all nominees listed above.


2. In their discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

      This Proxy, when properly executed, will be voted in the manner directed hereon by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all nominees for director. Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor,
administrator,  trustee  or guardian, please give  your  full  title.    If
signing as a corporation, please sign the full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

_________________________  __________   _________________________   __________
Signature                  Date         Signature if held jointly   Date

PLEASE MARK, SIGN, DATE, AND PROMPTLY RETURN THIS FORM OF PROXY USING THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID RETURN ENVELOPE.